Filed Pursuant to Rule 424(b)(5)

Registration No. 333-277878

PROSPECTUS SUPPLEMENT
(To Prospectus dated May 1, 2024)

Inuvo, Inc.

1,631,121 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 1,337,693 Shares of Common Stock

We are offering 1,631,121 shares of our common stock, par value $0.001 per share (the “Common Stock”), at an offering price of $1.00 per share of common stock, and in lieu of shares of common stock to investors that so choose, pre-funded warrants to purchase 1,337,693 shares of our common stock (the “Pre-Funded Warrants”) (and the shares of common stock issuable from time to time upon exercise of the pre-funded warrants), at an offering price of $0.999 per pre-funded warrant, pursuant to this prospectus supplement and the accompanying prospectus to certain accredited investors.

In a concurrent private placement (the “Private Placement”), we are also offering to such accredited investors, warrants to purchase up to 5,937,628 shares of our common stock (the “Common Warrants”).  The Common Warrants will be divided into Class A Warrants and Series B Warrants equally. The Common Warrants and the shares of Common Stock issuable upon exercise of the Common Warrants (the “Warrant Shares”) are not being offered pursuant to this prospectus supplement and the accompanying base prospectus.  The Common Warrants and the Warrants Shares are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended, or the Securities Act, and Rule 506 promulgated thereunder. The Common Warrants  are not and will not be listed for trading on any national securities exchange.

The Common Stock will be sold in combination with an accompanying Class A Warrant to purchase one share of Common Stock, and an accompanying Class B Warrant to purchase one share of Common Stock, in each case, for each share of Common Stock sold. The Common Stock and the Common Warrants are immediately separable and will be issued separately. The Common Warrants will have an exercise price of $1.28 per share and will be exercisable on the sixth month anniversary of the date of issuance of such Warrants until the applicable expiration date. The Class A Warrants will have an expiration date five years following issuance, and the Class B Warrants will have an expiration date one year following issuance.

Our common stock is listed on the NYSE American LLC under the symbol “INUV.” On June 29, 2026, the last reported sale price of our common stock as reported on the NYSE American was $1.36 per share. There is no established public trading market for the Pre-Funded Warrants or the Common Warrants, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Pre-Funded Warrants or Common Warrants on any securities exchange or recognized trading system.

As of the date of this prospectus supplement, the aggregate market value of our Common Stock held by our non-affiliates was $27,101,473, based upon 14,042,214 shares of our outstanding Common Stock held by non-affiliates at the per share price of $1.93, the closing sale price of our Common Stock on the NYSE American on May 1, 2026 (a date within 60 days of the date hereof). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public offering with a value exceeding one-third of our “public float” (i.e., the aggregate market value of our Common Stock held by our non-affiliates), or $9,032,921, in any 12-calendar-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus supplement (but excluding this offering), we have sold $21,249 of Common Stock in reliance on General Instruction I.B.6 of Form S-3.

We have engaged Ladenburg Thalmann & Co. Inc., or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below.

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$1.00	$0.999	$2,967,476.31
Placement agent fees(1)	$0.06	$0.06	$178,048.58
Proceeds, before expenses, to us	$0.94	$0.939	$2,789,327.73

(1)

We have agreed to pay the placement agent a fee equal to 6.0% of the gross proceeds of the securities sold by us in this offering, subject to certain exceptions. We have also agreed to reimburse the placement agent for certain offering-related expenses and for its legal fees and expenses and other out-of-pocket expenses in an amount up to $95,000. In addition, we have agreed to issue to the placement agent, or its designees, warrants to purchase a number of shares of our Common Stock equal to 5.0% of the number of shares of Common Stock and Pre-Funded Warrants issued in this offering. We refer you to the section titled “Plan of Distribution” for additional information regarding placement agent compensation.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” appearing on page S-6 of this prospectus supplement and elsewhere in this prospectus supplement and the accompanying base prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Ladenburg Thalmann

The date of this prospectus supplement is June 30, 2026

Prospectus Supplement

Prospectus

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus supplement is accurate only as of its date and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement for any sale of securities.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts, this prospectus supplement and the accompanying base prospectus, both of which are part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying base prospectus, including the documents incorporated by reference, provides more general information. Before you invest, you should carefully read this prospectus supplement, the accompanying base prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information” on page S-15 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document filed after the date of this prospectus supplement and incorporated by reference in this prospectus supplement and the accompanying base prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus and in any free writing prospectuses we may provide to you in connection with this offering. We have not authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

When used herein, “Inuvo,” “we,” “us,” or “our” refers to Inuvo, Inc., a Nevada corporation, and our subsidiaries.

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PROSPECTUS SUPPLEMENT SUMMARY

The following information below is only a summary of more detailed information included elsewhere in, or incorporated by reference in, this prospectus supplement and the accompanying base prospectus, and should be read together with the information contained or incorporated by reference in other parts of this prospectus supplement and the accompanying base prospectus. This summary highlights selected information about us and this offering. This summary may not contain all of the information that may be important to you. Before making a decision to invest in our common stock, you should read carefully all of the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus, including the information set forth under the caption “Risk Factors” in this prospectus supplement and the accompanying base prospectus as well as the documents incorporated herein by reference, which are described under “Where You Can Find More Information” and “Information Incorporated by Reference” in this prospectus supplement.

Company Overview

Inuvo is a market leader in generative artificial intelligence for modeling media audiences. As a leading provider of AI-driven data and advertising technology solutions, we have successfully commercialized a proprietary, patented large language model (LLM) that identifies and actions the reasons why consumers are interested in products, services, or brands - rather than who they are - offering a high-performance, privacy-by-design solution for the modern advertising landscape.

Intelligence for the Agentic Era. As the industry moves toward “agentic” systems - where autonomous AI agents increasingly handle the planning and execution of media tasks – we are uniquely positioned as a critical, media audience decisioning layer. Unlike legacy systems that rely on static historical data or consumer IDs (cookies), our technology provides the real-time, intent-based reasoning required for autonomous media planning and activation. By serving as the neural network for these adaptive systems, we enable brands to move from traditional audience targeting to dynamic model planning & activation.

Our core competitive advantage lies in intent discovery. While the programmatic industry has traditionally relied on reaching known users based on past behavior, our AI discovers new, high-value audiences as their motivations form.

This intelligence is delivered through a suite of advanced visualization and compliance tools:

•

Our flagship proprietary AI, IntentKey®, analyzes live content consumption across the open web, mapping human motivation to a concept graph of over 25 million ideas. This allows us to predict purchase intent with precision, often identifying emerging audience shifts 24 hours before they become competitive in the open market. This, in turn, delivers targeting leverage that translates to superior supply/demand yields within bid streams. Speed of insight-to-execution is our competitive advantage. IntentKey delivers value from intent signals in-the-moment and unlocks superior ROAS (return on ad spend) by matching high yield ad inventories in the bid stream before competitors have even identified consumer intent.

•	IntentPath: A first-of-its-kind visualization that allows marketers to see “intent-in-motion,” mapping the real-time journey from initial discovery to final purchasing decision.
•	Ranger: An AI-powered quality assurance feature within our Campsight system that ensures ad creatives remain consistent, accurate and compliant across digital networks.

Inuvo delivers these capabilities through two primary business channels:

•	Audience Modeling (formerly Agencies and Brands): Managed and self-service offerings that utilize Inuvo’s intelligence layer for precision audience discovery and brand-safe activation across CTV, Video, Audio, Native, and Display channels.
•

Legacy Search (formerly Platforms): Inuvo provides strategic integrations for large consolidators of advertising demand. This business is optimized to prioritize advertising quality, scalability, and compliance, leveraging AI to align merchant messaging with online content in a durable, defensible manner.

Our competitive moat and intellectual property are protected by 15 issued and three pending patents issued by the United States Patent and Trademark Office. Our IP portfolio includes patents, trade secrets and trademarks. We actively seek to protect our IP rights and to deter unauthorized use of our IP and other assets. While our IP rights are important to our success, our business is not significantly dependent on any single patent, trademark, or other IP rights.

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Recent Developments

Non-Dilutive Financing

On June 29, 2026, the Company entered into and closed a note purchase agreement to which Inuvo issued two secured promissory notes: (i) a promissory note in the original principal amount of $4.142 million carrying an interest rate of 9.0% and an original issue discount of $342,000, and (ii) a promissory note in the original principal amount of $6.2 million carrying an interest rate of 5% with no original issue discount. The aggregate gross proceeds to the Company from the promissory notes was $10 million, of which $3.8 million was received immediately upon closing and the remaining $6.2 million was placed into a collateralized deposit account, $1.2 million of which will be released upon completion of the registered direct offering described below and the remaining to be released upon compliance with terms of the financing. These funds were used to retire the Company's outstanding convertible promissory notes, including accrued interest totaling approximately $2.8 million, and replace them with longer-term financing. In addition, the transaction also repays and terminates the Company's receivables-based credit facility. Following the closing of the transaction, Inuvo has no outstanding convertible debt and no amounts outstanding under its prior receivables-based credit facility.  Inuvo intends to use the remaining net proceeds for working capital purposes.

Significant Business Trends

Our business results have been, or are expected to be, impacted by several trends and strategic activities, which are described below. We expect that the trends described below may continue to impact our results of operations, cash flows, and financial position.

Forces Impacting the Industry

The digital advertising industry in which we operate is experiencing structural change driven by privacy-related regulation, browser and platform policy changes, and changing consumer behaviors, particularly as it relates to consumer use of artificial intelligence in information-gathering.  These factors have, among other things, led to a wider distribution of consumer intent signals across media platforms and has reduced availability and utility of third-party cookies and other persistent identifiers that are used by legacy advertising technology platforms to ensure advertising alignment and yield a return on investment for advertisers. As a result, there has been an adverse impact on the entire search ecosystem.

In addition, the industry has experienced an increase in sophisticated technologies, often nefarious, that have allowed lower quality traffic to masquerade as legitimate, high-intent consumer demand. This has further driven technology companies that control search engines, browsers, and other technologies, to strengthen compliance requirements for their digital advertising partners to improve the integrity of online traffic.

Inuvo Response

In response to the systemic industry changes above, we have taken the following actions:

Bonfire platform reset.  In response to more stringent compliance requirements, including changes in the Google ecosystem which have suppressed revenue per click (RPC), and as a result of the detection of lower quality traffic on our systems, we developed and deployed an AI compliance system (Ranger) to not only enforce our partners’ stricter standards, but to reveal quality differences that had previously been difficult to detect at scale. While this allowed us to take action against bad actors, it also necessitated that we intentionally constrain Bonfire-related revenue in order to have clearer visibility and insight into traffic quality (Bonfire Reset).  As a result, revenue from our Legacy Search business was lower year-over-year beginning in late fourth quarter 2025 and continued to be lower year-over-year in the first quarter of 2026. As our Legacy Search business generates a higher gross margin and lower operating margin compared to the Audience Modeling business, lower revenue from Legacy Search has also constrained our consolidated gross margins. We have taken, and continue to take, steps to lower costs in our Legacy Search business, including reducing headcount. We currently expect this business to recover gradually as the year progresses, but there can be no guarantees that it will fully recover.

Investment focus on IntentKey.  We believe IntentKey is positioned to benefit from the aforementioned industry shifts because it is designed to operate as a privacy-safe decisioning layer that does not rely on cookies or persistent identifiers. We further believe that the adoption of autonomous and AI-enabled workflows may increase demand for algorithmic software, like IntentKey, that can translate intent signals into real-time activation across programmatic environments. As a result, we are focused on growing and enhancing the IntentKey AI product. To the extent we are successful in accelerating IntentKey revenue and that IntentKey becomes a larger portion of our overall revenue mix, we expect that direct operating margins will also increase, as Audience Modeling has historically yielded higher direct operating margins than our Legacy Search business

Additional Information

Please see our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the SEC on March 5, 2026, and our other subsequent filings with the SEC for additional information about our business, operations and financial condition.

Corporate Information

We are incorporated in Nevada. Our principal executive offices are located at 500 President Clinton Boulevard, Suite 300, Little Rock, AR 72201, and our telephone number is (501) 205-8508. Our fiscal year end is December 31. We maintain a corporate website at www.inuvo.com. Except as specifically set forth herein, the information which appears on our website at www.inuvo.com is not a part of the prospectus or this prospectus supplement.

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THE OFFERING

The following summary contains basic information about this offering. The summary is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement.

Issuer	Inuvo, Inc.

Common stock offered by us	1,631,121 shares.

Pre-funded warrants offered by us

We are also offering, in lieu of shares of our common stock to certain investors, pre-funded warrants to purchase up to 1,337,693 shares of our common stock.  The purchase price of each pre-funded warrant is equal to the price per share of our common stock at which the shares of our common stock are being sold in this offering, minus $0.001, the exercise price of each pre-funded warrant. Each pre-funded warrant will be exercisable from the date of issuance until fully exercised, subject to a beneficial ownership limitation. See “Description of Securities we are Offering.” The Pre-Funded Warrants are not and will not be listed for trading on any national securities exchange. This prospectus supplement also relates to the offering of the shares of our common stock issuable upon the exercise of such pre-funded warrants

Concurrent Private Placement

In a concurrent private placement, we are also offering, to the purchasers of Common Stock in this offering, Common Warrants to purchase up to 5,937,628 Warrant Shares.  The Common Warrants and the Warrant Shares are not being offered pursuant to this prospectus supplement and the accompanying base prospectus. They are being offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder. The Common Warrants are not and will not be listed for trading on any national securities exchange.

Common stock outstanding prior to the offering	14,785,003 shares(1)

Common stock to be outstanding after this offering	17,753,817 shares, assuming the exercise in full of the Pre-Funded Warrants offered herein, and no exercise of the Common Warrants being issued in the Concurrent Private Placement(1)

Market for securities

Our common stock is traded on the NYSE American under the symbol “INUV.”  There is no established public trading market for the pre-funded warrants and we do not expect a market to develop. In addition, we do not intend to apply for listing of the pre-funded warrants on any securities exchange or recognized trading system.

Use of proceeds	We intend to use the net proceeds from this offering for working capital. See "Use of Proceeds."

Risk factors

This investment involves a high degree of risk. See "Risk Factors" and other information included or incorporated by reference in this prospectus supplement beginning on page S-6 and the accompanying base prospectus beginning on page 5 for a discussion of certain factors you should carefully consider before deciding to invest in shares of our common stock.

(1)	The number of shares of our common stock outstanding before and after this offering is based on 14,785,003 shares of common stock outstanding as of March 31, 2026, and excludes:

●	753,147 shares of our common stock underlying outstanding restricted stock units; and

●	10,700 shares of our common stock underlying outstanding warrants; and

●	881,885 additional shares of our common stock reserved for future issuance under our equity incentive plans.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended December 31, 2025, or any Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to this Offering of Securities

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. As of March 31, 2026, our net tangible book value was $(1,002,283), or approximately $(0.07) per share. Our pro forma net tangible book value as of March 31, 2026, was $(1,572,283), or approximately $(0.11) per share of outstanding common stock, after giving effect to the non-dilutive financing on June 29, 2026. After giving effect to such non-dilutive financing, our pro forma as adjusted net tangible book value as of March 31, 2026 was $1,023,482 or approximately $0.06 per share of common stock, based upon 16,416,124 shares outstanding after giving effect to the sale of (i) shares of our common stock at the offering price of $1.00 share in this offering, and (ii) pre-funded warrants to purchase up to 1,337,693 shares of our common stock in this offering at the offering price minus $0.001 (excluding, in each case, the shares of common stock to be issued and the proceeds received, if any, from exercises of the pre-funded warrants), and after deducting the placement agent fees and estimated offering expenses payable by us. This amount represents an immediate increase in net tangible book value of $0.17 per share of our common stock to our existing stockholders and an immediate dilution of $0.94 per share of our common stock to new investors purchasing securities in this offering.

We have broad discretion in determining how to use the proceeds from this offering and we cannot assure you that we will be successful in spending the proceeds in ways which increase our profitability or market value, or otherwise yield favorable returns.

We plan to utilize net proceeds of this offering for general working capital. Nevertheless, we will have broad discretion in determining specific expenditures. You will be entrusting your funds to our management, upon whose judgment you must depend, with limited information concerning the purposes to which the funds will ultimately be applied. We may not be successful in spending the proceeds of this offering in ways which increase our profitability or market value, or otherwise yield favorable returns.

Fluctuations in the price of our common stock, including as a result of actual or anticipated sales of shares by stockholders, may make our common stock more difficult to resell.

The market price and trading volume of our common stock have been and may continue to be subject to significant fluctuations due not only to general stock market conditions, but also to a change in sentiment in the market regarding the industry in which we operate, our operations, business prospects or liquidity or this offering. In addition to the risk factors discussed in our periodic reports and in this prospectus supplement, the price and volume volatility of our common stock may be affected by actual or anticipated sales of common stock by existing stockholders, including of shares purchased in this offering, whether in the market or in subsequent public offerings. Stock markets in general may experience extreme volatility that is unrelated to the operating performance of listed companies. These broad market fluctuations may adversely affect the trading price of our common stock, regardless of our operating results. As a result, these fluctuations in the market price and trading volume of our common stock may make it difficult to predict the market price of our common stock in the future, cause the value of your investment to decline and make it more difficult to resell our common stock.

S-6

We do not anticipate paying dividends in the foreseeable future; you should not buy our stock if you expect dividends.

We have never paid a dividend on our common stock. The determination of whether to pay dividends on our common stock in the future will depend on several factors, including without limitation, our earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates. We currently intend to retain our future earnings to support operations and to finance expansion and, therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

We could issue preferred stock without stockholder approval with the effect of diluting then current stockholder interests and impairing their voting rights; and provisions in our charter documents could discourage a takeover that stockholders may consider favorable.

Our articles of incorporation, as amended, authorizes the issuance of up to 500,000 shares of “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue a series of preferred stock with dividend, liquidation, conversion, voting or other rights which could dilute the interest of, or impair the voting power of, our common stockholders. The issuance of a series of preferred stock could be used as a method of discouraging, delaying or preventing a change in control. For example, it would be possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Sales of a significant number of shares of our common stock in the public markets or significant short sales of our common stock, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital.

Sales of a substantial number of shares of our common stock or other equity-related securities in the public markets, could depress the market price of our common stock. If there are significant short sales of our common stock, the price decline that could result from this activity may cause the share price to decline more so, which, in turn, may cause long holders of the common stock to sell their shares, thereby contributing to sales of common stock in the market. Such sales also may impair our ability to raise capital through the sale of additional equity securities in the future at a time and price that our management deems acceptable, if at all.

We may seek to raise additional funds, finance acquisitions or develop strategic relationships by issuing securities that would dilute the ownership of the common stock. Depending on the terms available to us, if these activities result in significant dilution, it may negatively impact the trading price of our shares of common stock.

We have financed our acquisitions and the development of strategic relationships by issuing equity securities and may continue to do so in the future, which could significantly reduce the percentage ownership of our existing stockholders. Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our common stock. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our shares of common stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our common stockholders. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our shares of common stock.

If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they change their recommendations regarding our common stock adversely, our common stock price and trading volume could decline.

The trading market for our shares of common stock will be influenced by many factors, including without limitation, the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, our share price would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause our common stock price or trading volume to decline.

Our quarterly operating results can be difficult to predict and can fluctuate substantially, which could result in volatility in the price of our common stock.

Our quarterly revenues and other operating results have varied in the past and are likely to continue to vary significantly from quarter to quarter. Our agreements with distribution partners and key customers do not require minimum levels of usage or payments, and our revenues therefore fluctuate based on the actual usage of our service each quarter by existing and new distribution partners. Quarterly fluctuations in our operating results also might be due to numerous other factors, including:

S-7

•	our ability to attract new distribution partners, including the length of our sales cycles, or to sell increased usage of our service to existing distribution partners;
•	technical difficulties or interruptions in our services;
•	changes in privacy protection and other governmental regulations applicable to our industry;
•	changes in our pricing policies or the pricing policies of our competitors;
•	the financial condition and business success of our distribution partners;
•	purchasing and budgeting cycles of our distribution partners;
•	acquisitions of businesses and products by us or our competitors;
•	competition, including entry into the market by new competitors or new offerings by existing competitors;
•	discounts offered to advertisers by upstream advertising networks;
•	our history of litigation;
•	our ability to hire, train and retain sufficient sales, client management and other personnel;
•	timing of development, introduction and market acceptance of new services or service enhancements by us or our competitors;
•	concentration of marketing expenses for activities such as trade shows and advertising campaigns;
•	expenses related to any new or expanded data centers; and
•	general economic and financial market conditions.

Significant dilution will occur if outstanding options are exercised, or restricted stock unit grants vest.

As of March 31, 2026, we had 753,147 shares of our common stock underlying unvested restricted stock units. If outstanding restricted stock units vest, dilution will occur to our stockholders, which may be significant.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "will," "should," "intend," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," or "continue," or the negative of such terms or other comparable terminology. This report includes, among others, statements regarding our risks associated with:

•	a decline in general economic conditions;
•	decreased market demand for our products and services;
•	customer revenue concentration;
•	risks associated with customer collections;
•	seasonality impacts on financial results and cash availability;
•	dependence on advertising suppliers;
•	the ability to acquire traffic in a profitable manner;
•	failure to keep pace with technological changes;
•	interruptions within our information technology infrastructure;
•	dependence on key personnel;
•	and legal uncertainties;
•	failure to comply with privacy and data security laws and regulations;
•	third party regulatory infringement claims;
•	publishers who could fabricate fraudulent clicks;
•	the ability to continue to meet the NYSE American listing standards;
•	the impact of quarterly results on our common stock price;
•	dilution to our stockholders upon the vesting of outstanding restricted stock unit grants and warrants; and
•	our ability to identify, finance, complete and successfully integrate future acquisitions.

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These forward-looking statements were based on various factors and were derived utilizing numerous assumptions and other factors that could cause our actual results to differ materially from those in the forward-looking statements. Most of these factors are difficult to predict accurately and are generally beyond our control. You should consider the areas of risk described in connection with any forward-looking statements that may be made herein. Readers are cautioned not to place undue reliance on these forward-looking statements and readers should carefully review this report in its entirety, including the risks described in Part II, Item 1A. Risk Factors appearing in this report, together with those appearing in Item 1A. Risk Factors, in our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the Securities and Exchange Commission ("SEC") on March 5, 2026 and our subsequent filings with the SEC.

Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events. These forward-looking statements speak only as of the date of this report, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.

USE OF PROCEEDS

We expect that the net proceeds from our issuance and sale of 1,631,121 shares of our common stock and pre-funded warrants to purchase up to 1,337,693 shares of our common stock in this offering will be approximately $2.6 million, excluding the proceeds, if any, from the exercise of the pre-funded warrants offered hereby, and after deducting placement agent fees and estimated offering expenses payable by us. We will receive nominal proceeds, if any, from the exercise of the pre-funded warrants.

We currently expect to use the net proceeds from this offering for working capital and other general corporate purposes.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DILUTION

A purchaser of our shares of our common stock in this offering will be diluted immediately to the extent of the difference between the offering price per share and the pro forma as adjusted net tangible book value per share of our common stock upon the closing of this offering. Our historical net tangible book value as of March 31, 2026, was $(1,002,283), or approximately $(0.07) per share of outstanding common stock, based on 14,785,003 shares of common stock outstanding as of March 31, 2026. Net tangible book value per share of our common stock is determined at any date by subtracting total liabilities from the amount of total tangible assets, and dividing this amount by the number of shares of common stock deemed to be outstanding as of that date.

Our pro forma net tangible book value as of March 31, 2026, was $(1,572,283), or approximately $(0.11) per share of outstanding common stock, after giving effect to the non-dilutive financing on June 29, 2026.  After giving effect to such non-dilutive financing, our pro forma as adjusted net tangible book value as of March 31, 2026 was $1,023,482 or approximately $0.06 per share of common stock, based upon 16,416,124 shares outstanding after giving effect to the sale of (i) shares of our common stock at the offering price of $1.00 share in this offering, and (ii) pre-funded warrants to purchase up to 1,337,693 shares of our common stock in this offering at the offering price minus $0.001 (excluding, in each case, the shares of common stock to be issued and the proceeds received, if any, from exercises of the pre-funded warrants), and after deducting the placement agent fees and estimated offering expenses payable by us. This amount represents an immediate increase in net tangible book value of $0.17 per share of our common stock to our existing stockholders and an immediate dilution of $0.94 per share of our common stock to new investors purchasing securities in this offering, as illustrated in the following table:

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Public offering price per share (or pre-funded warrant in lieu of common stock less $0.001)		$1.00
Historical net tangible book value per share of common stock as of March 31, 2026	$(0.07)
Pro forma net tangible book value per share of common stock before this offering as of March 31, 2026	(0.11)
Increase in pro forma net tangible book value per share of common stock attributable to this offering	$0.17

Pro forma as adjusted net book value per share of common stock, after giving effect to this offering		$0.06
Dilution per share of common stock to new investors		$0.94

Assuming the pre-funded warrants were immediately and fully exercised, this would result in an as adjusted net tangible book value, after giving effect to this offering and warrant exercise, of $1,023,482, or $0.06 per share. This represents an increase in net tangible book value of $0.17 per share to existing stockholders and dilution in net tangible book value per share of $0.94 to new investors participating in this offering.

The number of shares of our common stock to be outstanding after this offering set forth above is based on 14,785,003 shares of our common stock outstanding as of March 31, 2026, and excludes the 1,337,693 shares of common stock issuable upon exercise of the pre-funded warrants being offered by us in this offering and the Common Warrants being offered in the concurrent private placement. The number of shares outstanding as of March 31, 2026, unless otherwise indicated, also excludes:

•	753,147 shares of our common stock underlying outstanding restricted stock units; and
•	10,700 shares of our common stock underlying outstanding warrants; and
•	881,885 additional shares of our common stock reserved for future issuance under our equity incentive plans.

DIVIDEND POLICY

We have not declared or paid cash dividends on our common stock since our inception. Under Nevada law, we are prohibited from paying dividends if the distribution would result in our company not being able to pay its debts as they become due in the normal course of business if our total assets would be less than the sum of our total liabilities plus the amount that would be needed to pay the dividends, or if we were to be dissolved at the time of distribution to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Our board of directors has complete discretion on whether to pay dividends subject to compliance with applicable Nevada law. Even if our board of directors decides to pay dividends, the form, the frequency, and the amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. While our board of directors will make any future decisions regarding dividends, as circumstances surrounding us change, it currently does not anticipate that we will pay any cash dividends in the foreseeable future.

DESCRIPTION OF PRE-FUNDED WARRANTS

General

The term “pre-funded” refers to the fact that the purchase price of the pre-funded warrants in this offering includes almost the entire exercise price that will be paid under the pre-funded warrants, except for a nominal remaining exercise price of $0.001. The purpose of the pre-funded warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, at the election of such purchaser, 9.99%) of our outstanding common stock following the consummation of this offering the opportunity to invest capital into the Company without triggering their ownership restrictions, by receiving pre-funded warrants in lieu of shares of our common stock which would result in such ownership of more than 4.99%, or 9.99%, as applicable, and receiving the ability to exercise their option to purchase the shares underlying the pre-funded warrants at a nominal price at a later date.

The following summary of certain terms and provisions of pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

Each pre-funded warrant offered hereby has an initial exercise price per share equal to $0.001. The pre-funded warrants are immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

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Exercisability

The pre-funded warrants are exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). Purchasers of the pre-funded warrants in this offering may elect to deliver their exercise notice following the pricing of the offering and prior to the issuance of the pre-funded warrants at closing to have their pre-funded warrants exercised immediately upon issuance and receive shares of common stock underlying the pre-funded warrants upon closing of this offering. A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 4.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will round down to the next whole share.

Cashless Exercise

If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Exchange Listing

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Right as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their pre-funded warrants.

Fundamental Transaction

In the event of a fundamental transaction, as described in the pre-funded warrants and generally including any reorganization, recapitalization or reclassification of our common stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common stock, the holders of the pre-funded warrants will be entitled to receive upon exercise of the pre-funded warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction. Notwithstanding the foregoing, in the event of a fundamental transaction, the holder of the pre-funded warrant will have the right to require us or the successor entity to purchase the remaining unexercised portion of the pre-funded warrant in cash in an amount equal to a Black Scholes Value as defined in the pre-funded warrant.

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PLAN OF DISTRIBUTION

Ladenburg Thalmann & Co. Inc. (the “placement agent”), has agreed to act as our exclusive placement agent in connection with this offering, subject to the terms and conditions of the Placement Agency Agreement, dated June 30, 2026. The placement agent is not purchasing or selling any of the securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby. We may not sell the entire amount of securities offered pursuant to this prospectus. The terms of this offering were subject to market conditions and negotiations between us, the placement agent and prospective investors. This is a best efforts offering and there is no minimum offering amount required as a condition to the closing of this offering. Because there is no minimum offering amount required as a condition to closing this offering, we may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us. The placement agent does not guarantee that it will be able to raise new capital in any prospective offering.

In connection with this offering, we entered into a securities purchase agreement with the investors. The agreement includes representations and warranties by us and the investor. We will only sell to such investors who have entered into the securities purchase agreement with us. In addition to rights and remedies available to all purchasers in this offering under federal securities and state law, the purchasers which enter into a securities purchase agreement will also be able to bring claims of breach of contract against us.

We will deliver the securities being issued to the investor upon receipt of such investor’s funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the shares of our Common Stock being offered pursuant to this prospectus supplement on or about July 1, 2026, subject to the satisfaction of customary closing conditions.

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

We have engaged the placement agent as our exclusive placement agent in connection with this offering. This offering is being conducted on a “reasonable best efforts” basis and the placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent a fee based on the aggregate proceeds as set forth in the table below

	Per Share	Per Pre-Funded Warrant	Total
Public offering price	$1.00	$0.999	$2,967,476.31
Placement agent fees(1)	$0.06	$0.06	$178,048.58
Proceeds, before expenses, to us	$0.94	$0.939	$2,789,327.73

(1)

We have agreed to pay the placement agent a fee equal to 6.0% of the gross proceeds of the securities sold by us in this offering, subject to certain exceptions. We have also agreed to reimburse the placement agent for certain offering-related expenses and for its legal fees and expenses and other out-of-pocket expenses in an amount up to $95,000. In addition, we have agreed to issue to the placement agent, or its designees, warrants to purchase a number of shares of our Common Stock equal to 5.0% of the number of shares of Common Stock and Pre-Funded Warrants issued in this offering.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent or its designees warrants (“Placement Agent Warrants”) to purchase 148,441 shares of Common Stock (which represents 5.0% of the aggregate number of Share and Pre-Funded Warrants issued in this offering and the concurrent Private Placement) with an exercise price of $1.25 per share (representing 125% of the offering price) and exercisable from time to time, in whole or in part, during a period commencing on the sixth month anniversary of the date of issuance of such the Placement Agent Warrants and expiring five years from the commencement of the sales pursuant to this offering. The Placement Agent Warrants will have substantially the same terms as the Common Warrants being offered in the concurrent Private Placement. The Placement Agent Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e) of FINRA, subject to exceptions. The placement agent (or permitted assignees) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days following the commencement of sales of the securities issued in this offering. In addition, the Placement Agent Warrants provide for piggyback registration rights upon request, in certain cases. The piggyback registration rights provided will not be greater than five years from the commencement of sales of the securities issued in this offering in compliance with FINRA Rule 5110(g)(8)(D). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders.

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We estimate the total expenses of this offering payable by us, excluding the placement agent fee, will be approximately $0.2 million.

Placement Agent Right of First Refusal

Pursuant to our engagement of the placement agent, following any closing of any transaction or a series of transactions in the aggregate amount of $8 million or greater, which has occurred, if at any time from the date of such closing through December 31, 2026, if we, in our sole discretion, propose to effect a further financing with another investment bank or advisor, we shall offer to Ladenburg the opportunity to participate as a sole bookrunner or exclusive placement agent or exclusive sales agent in respect of such financing on terms and conditions mutually acceptable to the Company and the placement agent.

Tail

We have also agreed to pay the placement agent a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by the placement agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the six (6) month period following expiration or termination of our engagement agreement with the placement agent, provided, however, that the Company has the right to terminate its engagement of the placement agent for cause in compliance with FINRA Rule 5110(g)(5)(B)(i), which termination for cause eliminates the Company’s obligations with respect to the tail.

Lock-up Agreements and Other Restrictions

Our officers, directors, and 10% stockholders have agreed with the placement agent to be subject to a lock-up period of ninety (90) days following the date of closing of the offering pursuant to this prospectus supplement. This means that, during the applicable lock-up period, such persons may not offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of our shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock, subject to customary exceptions. The placement agent may waive the terms of these lock-up agreements in its sole discretion and without notice.

In addition, pursuant to the placement agency agreement and the securities purchase agreement, we have agreed with the placement agent and the investors not to: (i) enter into any variable rate transaction (as defined in the securities purchase agreement) until December 28, 2026, subject to certain exceptions; and (ii) until September 28, 2026 (a) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or common stock equivalents, or (b) file any registration statement or any amendment or supplement thereto, in each case subject to certain exceptions.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent acting as principal. Under these rules and regulations, the placement agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including certain liabilities arising under the Securities Act and to contribute to payments that the placement agent may be required to make for these liabilities.

Electronic Offer, Sale and Distribution of Securities

A prospectus supplement in electronic format may be made available on the websites maintained by the placement agent, if any, participating in this offering and the placement agent may distribute prospectuses electronically. Other than the prospectus in electronic format, the information on the websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or the placement agent, and should not be relied upon by investors.

Other Relationships

The placement agent acted as the Company’s placement agent in connection with the non-dilutive financing transaction of the Company, which closed on June 29, 2026. We have agreed to pay the placement agent a fee equal to 6.0% of the gross proceeds that were released to us with respect to the securities sold by us in non-dilutive financing.

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The placement agent or its affiliates may in the future engage in transactions with, and may perform, from time to time, investment banking and advisory services for us in the ordinary course of their business and for which it would receive customary fees and expenses. In addition, in the ordinary course of its business activities, the placement agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

PRIVATE PLACEMENT TRANSACTION

In a concurrent Private Placement, we are offering to the purchasers of shares of Common Stock and pre-funded warrants in this offering (i) Class A Common Stock Purchase Warrants to purchase up to an aggregate of 2,968,814 shares of Common Stock and (ii) Class B Common stock Purchase Warrants to purchase up to an aggregate of 2,968,814 shares of Common Stock. The Common Warrants and Common Warrant Shares are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying base prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. Accordingly, the investors may only sell such securities pursuant to an effective registration statement under the Securities Act covering the resale of those securities, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act. The following summary of certain terms and provisions of the Common Warrants is not complete and is subject to the provisions of such warrants, the forms of which will be filed as exhibits to our Current Report on Form 8-K related to this offering and concurrent Private Placement. Prospective investors should carefully review the terms and provisions of the forms of warrant for a complete description of the terms and conditions thereof.

Common Warrants

Exercisability, Price and Term.  The Common Warrants will have an exercise price of $1.28 per share and will be exercisable on the sixth month anniversary of the date of issuance of such Warrants until the applicable expiration date. The Class A Warrants will have an expiration date five years following issuance, and the Class B Warrants will have an expiration date one year following issuance.

A holder may exercise the Common Warrants, in whole or in part, by delivering to us a duly executed exercise notice, together with payment in full for the number of shares of common stock to be purchased upon exercise, except in the case of a cashless exercise as described below. A holder, together with its affiliates, may not exercise any portion of its Common Warrants to the extent that, immediately after giving effect to the exercise, the holder would beneficially own more than 4.99% of the outstanding shares of our common stock (or, at the holder’s election, 9.99%), as determined in accordance with the terms of the Common Warrants. Upon at least 61 days’ prior notice to us, a holder may increase or decrease the applicable beneficial ownership limitation; provided that the limitation may not exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise.

Adjustments. The Common Warrants offered hereby will have an exercise price of $1.28 per share. The exercise prices and numbers of shares of common stock issuable upon exercise are subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock. In addition, subject to the rules and regulations of the NYSE American, the Company may at any time during the term of the Common Warrant reduce the then current exercise price to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Cashless Exercise. If, at the time a holder exercises its Common Warrants, a registration statement registering the issuance of the shares of common stock underlying the Common Warrants under the Securities Act, is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the Common Warrant.

Transferability. Subject to applicable laws, the Common Warrants may be offered for sale, sold, transferred or assigned at the option of the holder upon surrender of the Common Warrants to us together with the appropriate instruments of transfer.

Resale Registration Statement.  We have also agreed to file a registration statement to register the resale of the Warrant Shares.

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LEGAL MATTERS

Porter, Wright, Morris & Arthur, LLP will provide us with opinions as to certain legal matters in connection with the shares of common stock offered hereby. The underwriter is being represented in connection with this offering by Thompson Hine LLP, New York, New York.

EXPERTS

Our audited consolidated balance sheets as of December 31, 2025 and 2024, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2025 and 2024 incorporated by reference in the registration statement of which this prospectus is a part have been audited by EisnerAmper LLP, independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers such as our company that file electronically with the SEC.

Our corporate website address is www.inuvo.com. We make available free of charge, through the Investor section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC, except that information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or any other filing where we indicate that such information is being furnished and not filed under the Exchange Act, is not deemed to be filed and not incorporated by reference herein:

•	our Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on May 14, 2026;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026 (filed on May 14, 2026);

•	our Current Reports on Form 8-K filed on January 15, 2026, January 28, 2026, February 2, 2026, February 17, 2026, April 3, 2026, June 23, 2026 and July 1, 2026; and

•	the description of our common stock contained in the registration statement on Form 8-A as filed with the SEC on February 28, 2005.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus supplement. You may request a copy of these filings, at no cost to you, by telephoning us at (501) 205-8508 or by writing us at the following address:

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Inuvo, Inc.

500 President Clinton Boulevard

Suite 300

Little Rock, Arkansas 72201

Attention: Investor Relations

You may also access the documents incorporated by reference in this prospectus supplement through our website at www.inuvo.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus supplement, the accompanying prospectus or the registration statement of which it forms a part.

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PROSPECTUS

$50,000,000

Inuvo, Inc.

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

We may offer and sell up to $50,000,000 in the aggregate of any combination of the securities identified above from time to time in one or more offerings. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement and any related free writing prospectus before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the NYSE American LLC under the symbol “INUV.” The last reported sale price of our common stock on March 12, 2024 was $0.47 per share.

The aggregate market value of our outstanding common stock held by non-affiliates is $60,043,657.14 based on 139,421,544 shares of common stock outstanding, of which 127,752,462 shares are held by non-affiliates, and a per share value of $0.47 based on the closing price of our common stock on the NYSE American on March 12, 2024.

Investing in our securities involves various risks. See the “Risk Factors” section on page 5 of our filings with the Securities and Exchange Commission and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 13, 2024

You should rely only on the information we have provided or incorporated by reference in this prospectus or in any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus or in any prospectus supplement. This prospectus and any prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information contained in this prospectus and in any prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospective supplement or any sale of securities. The registration statement, including the exhibits and the documents incorporated herein by reference, can be read on the website of the Securities and Exchange Commission, or “SEC,” or on our corporate website at www.inuvo.com as set forth in this prospectus under the heading “Available Information.”

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC utilizing a “shelf” registration, or continuous offering, process. Under the shelf registration process, we may issue and sell any combination of the securities described in this prospectus in one or more offerings with a maximum offering price of up to $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain certain specific information about the terms of that offering, including a description of any risks related to the offering, if those terms and risks are not described in this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more details on the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and the accompanying prospectus supplement together with additional information described under the headings “Available Information” and “Information Incorporated by Reference” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Available Information.”

Unless the context otherwise indicates, when used herein, the terms “Inuvo” “we,” “us,” “our” and similar terms refer to Inuvo, Inc., a Nevada corporation, and our subsidiaries. In addition, “2022” refers to the year ended December 31, 2022, “2023” refers to the year ended December 31, 2023, and “2024” refers to the year ended December 31, 2024.

AVAILABLE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. You may read our filings on the SEC’s website at www.sec.gov or on our corporate website at www.inuvo.com. The information on our corporate website is not incorporated by reference into and is not made a part of this prospectus.

We have filed a registration statement under the Securities Act of 1933, as amended, or the “Securities Act,” with the SEC with respect to the securities to be sold pursuant to this prospectus. This prospectus has been filed as part of the registration statement. This prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference.

Our corporate website is located at www.inuvo.com. We make available free of charge, through the investor section of our website, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

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OUR COMPANY

Our Company

Inuvo is an advertising technology and services business selling information technology solutions to brands, agencies and large consolidators of advertising demand (“Platforms”). Inuvo’s revenue is derived from the placement of digital advertising throughout devices, websites, applications and browsers across social, search and programmatic advertising channels. Inuvo facilitates, and gets paid, to deliver millions of advertising messages monthly and counts among its client's numerous world-renowned companies across industries.

Inuvo’s primary mission is to disrupt the advertising industry with its proprietary and patented generative large language artificial intelligence (AI), a technology capable of identifying and targeting audiences without using a consumer’s identity or data. The AI was designed to replace the consumer data, analytics, segmentation and lookalike modeling technologies that have traditionally served the advertising industry as it transitions to a new paradigm where a consumer’s identity and data are no longer available for advertising decisions due to legislative and technological changes. Rather than targeting people, the AI targets the reasons behind why people are interested in products, services and brands.

The advertising industry Inuvo serves is going through an unprecedented change the likes of which has never occurred with the potential to disrupt the over $600 billion dollars in annual worldwide digital media spend that supports the internet. The cornerstone of the change revolves around the use of a consumer’s identity and data for ad-targeting. While there are many ways to identify consumers, the principal method that has evolved within the browsers has been the cookie, which is the location within the browser where a consumer's identity gets stored. When the cookie is no longer available, the means to lookup a consumer’s personal information in a database is no longer possible. No Cookie. No Data. No Targeting. Thirteen states have now signed consumer privacy legislation and another 17 have privacy bills in process. Apple has already eliminated the use of cookies within its browser and Google began phasing them out in January of 2024.

Inuvo’s AI technology solves this challenge and can be consumed by clients both as a managed service and software-as-a-service. For certain clients, Inuvo has also developed various proprietary technology and assets that include digital content, websites, automated campaigns, fraud detection, performance reporting and predictive media mix modeling.

There are many barriers to entry associated with the Inuvo business model, including a proficiency in large language model based artificial intelligence, large scale information processing, software development, consumer data products, analytics, IOT (internet of things) integration and the relationships required to execute within the IOT. In 2023, Inuvo delivered roughly 11.27 billion ads. Inuvo’s intellectual property is protected by 19 issued and eight pending patents.

Corporate information

We were incorporated in Nevada as a corporation on October 29, 1987. Our principal executive offices are located at 500 President Clinton Boulevard, Suite 300, Little Rock, AR 72210, and our telephone number is (501) 205-8508. Our fiscal year end is December 31. We maintain a corporate website at www.inuvo.com. Except as specifically set forth herein, the information which appears on our website is not part of the prospectus or this prospectus supplement.

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RISK FACTORS

An investment in our securities involves a significant degree of risk. Many of the risk factors are, and will continue to be, exacerbated by any worsening of the economic environment. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, as may be updated by subsequent annual, quarterly and other reports that are incorporated by reference into this prospectus in their entirety. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

The information included or incorporated by reference into this prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “targets,” “likely,” “aim,” “will,” “would,” “could,” “should,” “predict,” “potential,” “continue,” and similar expressions or phrases identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and future events and financial trends that we believe may affect our financial condition, results of operation, business strategy and financial needs. Actual results may differ materially from those expressed or implied in such forward-looking statements as a result of various factors. We do not undertake, and we disclaim, any obligation to update any forward-looking statements or to announce any revisions to any of the forward-looking statements, except as required by law. Certain factors that could cause results to be materially different from those projected in the forward-looking statements include, but are not limited to, statements about:

•	a decline in general economic conditions;
•	decreased market demand for our products and services;
•	customer revenue concentration;
•	risks associated with customer collections;
•	seasonality impacts on financial results and cash availability;
•	dependence on advertising suppliers;
•	the ability to acquire traffic in a profitable manner;
•	the ability to attract and retain talented employees;
•	failure to keep pace with technological changes;
•	interruptions within our information technology infrastructure;
•	dependence on key personnel;
•	regulatory and legal uncertainties;
•	failure to comply with privacy and data security laws and regulations;
•	third party infringement claims;
•	publishers fabricating fraudulent clicks;
•	the ability to continue to meet the NYSE American listing standards;
•	the impact of quarterly results on our common stock price;
•	dilution to our stockholders upon the exercise of outstanding restricted stock unit grants and warrants; and
•	our ability to identify, finance, complete and successfully integrate future acquisitions.

We urge you to consider these factors before investing in our common stock. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. These forward-looking statements are based on our current expectations and are subject to a number of risks and uncertainties, including those set forth above. Although we believe that the expectations reflected in these forward-looking statements are reasonable, our actual results could differ materially from those expressed in these forward-looking statements, and any events anticipated in the forward-looking statements may not actually occur. Except as required by law, we undertake no duty to update any forward-looking statements after the date of this prospectus to conform those statements to actual results or to reflect the occurrence of unanticipated events. We qualify all forward-looking statements contained or incorporated by reference in this prospectus by the foregoing cautionary statements.

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USE OF PROCEEDS

We intend to use the net proceeds, if any, from the sales of securities offered by this prospectus for general corporate purposes, which may include additions to working capital and financing potential acquisitions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. The amounts and timing of our actual expenditures will depend on numerous factors including our results of operations in future periods. Accordingly, our management will have broad discretion in the application of the net proceeds, and investors will be relying on the judgment of management regarding the application of the net proceeds from the offering. We will set forth in the particular prospectus supplement our intended use for the net proceeds we receive from the sale of our securities under such prospectus supplement.

DIVIDEND POLICY

We have not declared or paid cash dividends on our common stock since our inception. Under Nevada law, we are prohibited from paying dividends if the distribution would result in our Company not being able to pay its debts as they become due in the normal course of business if our total assets would be less than the sum of our total liabilities plus the amount that would be needed to pay the dividends, or if we were to be dissolved at the time of distribution to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. Our board of directors has complete discretion on whether to pay dividends subject to compliance with applicable Nevada law. Even if our board of directors decides to pay dividends, the form, the frequency, and the amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. While our board of directors will make any future decisions regarding dividends, as circumstances surrounding us change, it currently does not anticipate that we will pay any cash dividends in the foreseeable future.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital is 200,000,000 shares of common stock, par value $0.001 per share, and 500,000 shares of blank check preferred stock, par value $0.001 per share. At March 12, 2024, there were 139,421,544 shares of common stock and no shares of preferred stock issued and outstanding.

Common stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of our company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Commencing with our 2008 annual meeting, our directors were divided into three classes and designated Class I, Class II and Class III. Directors may be assigned to each class in accordance with a resolution or resolutions adopted by the board of directors. Directors are elected for a full term of three years. Holders of common stock do not have cumulative voting rights, which means that the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

All of the outstanding shares of common stock are fully paid and non-assessable. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock. Under Nevada law, our stockholders generally are not liable for our debts and obligations. There are no restrictions on the alienability of our common stock and there are no provisions discriminating against holders of a substantial amount of securities.

Preferred stock

The board of directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing an amendment pursuant to the applicable laws of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the stockholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights.

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Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. In addition, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Restricted stock units and warrants

At March 12, 2024, restricted stock unit awards for 8,418,345 shares of our common stock, and warrants for 106,998 shares of our common stock with a weighted average exercise price of $0.72 per share, were outstanding.

Transfer agent

The transfer agent and registrar for our common stock is Colonial Stock Transfer Company, 66 Exchange Place, Suite 100, Salt Lake City, UT 84111, and its telephone number is (801) 355-5740.

The transfer agent and registrar for any series or class of preferred stock will be set forth in the applicable prospectus supplement.

NYSE American LLC listing

Our common stock is listed on the NYSE American LLC under the symbol “INUV.”

Anti-Takeover Effects of Various Provisions of Nevada Law and Our Amended and Restated Articles of Incorporation, as amended, and Amended and Restated By-Laws.

Blank Check Preferred Stock.Our Amended and Restated Articles of Incorporation, as amended, permit our board of directors to issue our preferred stock with voting, conversion and exchange rights that could negatively affect the voting power or other rights of our common stock stockholders, and the board of directors could take that action without stockholder approval. The issuance of our preferred stock could delay or prevent a change of control of Inuvo.

Board Vacancies to be Filled by Remaining Directors and Not Stockholders. Our Amended and Restated By-Laws provide that any vacancies on the board of directors, including any newly created directorships, will be filled by the affirmative vote of the majority of the remaining directors then in office, even if such directors constitute less than a quorum. We may also assign such serving director to any class of directors.

Removal of Directors by Stockholders. Our Amended and Restated By-Laws and the Nevada Corporation Law provide that directors may be removed by stockholders only by the affirmative vote of the holders of at least two-thirds of the voting power of the outstanding capital stock entitled to vote.

Special Meetings of Stockholders. Under the Amended and Restated By-Laws, only our president or board of directors may call special meetings of the Company’s stockholders. Stockholders who in the aggregate beneficially own at least 10% of all the outstanding shares of the corporation entitled to vote at the meeting may call a special meeting upon proper request to the president.

Classified Board. Our Amended and Restated By-Laws provide for the board of directors to be divided into three classes of directors serving staggered three-year terms. This provision, when coupled with the vote required to remove directors, can preclude even a majority stockholder of common stock from gaining control of the board of directors in one election.

Nevada Anti-Takeover Statute. We are subject to Nevada’s Combination with Interested Stockholders Statute (Nevada Corporation Law Sections 78.411-78.444) which prohibits an “interested stockholder” from entering into a “combination” with the corporation, unless certain conditions are met. An “interested stockholder” is a person who, together with affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) 10% or more of the corporation’s capital stock entitled to vote.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of preferred stock or common stock, or any combination of these securities. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. The following outlines some of the general terms and provisions of the warrants that we may issue from time to time. Additional terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The following descriptions, and any description of the warrants included in a prospectus supplement, may not be complete and is subject to and qualified in its entirety by reference to the terms and provisions of the applicable warrant agreement, which we will file with the Securities and Exchange Commission in connection with any offering of warrants.

General

The prospectus supplement relating to a particular issue of warrants will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the terms of the security that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of warrants

Each warrant will entitle the holder of the warrant to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will be void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered. Until a holder exercises the warrants to purchase any securities underlying the warrants, the holder will not have any rights as a holder of the underlying securities by virtue of ownership of warrants.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of our common stock, preferred stock and warrants. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

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The summary below and that contained in any prospectus supplement is qualified in its entirety by reference to all of the provisions of the unit agreement and/or unit certificate, and depositary arrangements, if applicable. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the units that we may offer under this prospectus, as well as the complete unit agreement and/or unit certificate, and depositary arrangements, as applicable, that contain the terms of the units.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;
•	whether the units will be issued in fully registered or global form; and
•	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Our Capital Stock” and “Description of Warrants” above will apply to each unit and to each security included in each unit, respectively.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in any applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any applicable trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

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Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the legal holder, we have no further responsibility for the payment or notice even if that legal holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

☐	how it handles securities payments and notices;

☐	whether it imposes fees or charges;

☐	how it would handle a request for the holder’s consent, if ever required;

☐	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

☐	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

☐	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of, a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in any applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

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If securities are issued only in the form of a global security, an investor should be aware of the following:

☐

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

☐

an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

☐	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

☐

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

☐	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

☐

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

☐

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

☐

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in any applicable prospectus supplement, the global security will terminate when the following special situations occur:

☐

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

☐	if we notify any applicable trustee that we wish to terminate that global security; or

☐	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by any applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

☐	at a fixed price or prices, which may be changed;

☐	at market prices prevailing at the time of sale;

☐	at prices related to such prevailing market prices; or

☐	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of the NYSE American LLC or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

☐	the name or names of any underwriters, dealers or agents, if any;

☐	the purchase price of the securities and the proceeds we will receive from the sale;

☐	any over-allotment options under which underwriters may purchase additional securities from us;

☐	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

☐	any public offering price;

☐	any discounts or concessions allowed or reallowed or paid to dealers; and

☐	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

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We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Underwriters may engage in passive market making transactions in the securities in accordance with Regulation M. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Porter, Wright, Morris & Arthur LLP, 41 South High Street, Suite 2800, Columbus, Ohio 43215-6194, will pass upon certain legal matters relating to the issuance and sale of the common stock, preferred stock, warrants and units offered hereby on behalf of Inuvo. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated balance sheets of Inuvo, Inc. as of December 31, 2023 and 2022, and the related consolidated statements of operations, stockholders’ equity and cash flows for each of the years then ended, have been audited by EisnerAmper, LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below that we have previously filed with the SEC, except that information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or any other filing where we indicate that such information is being furnished and not filed under the Exchange Act, is not deemed to be filed and not incorporated by reference herein:

•	our Annual Report on Form 10-K for the year ended December 31, 2023 as filed with the SEC on February 29, 2024; and

•	the description of our common stock contained in the registration statement on Form 8-A as filed with the SEC on February 28, 2005.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

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This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus. You may request a copy of these filings, at no cost to you, by telephoning us at (501) 205-8508 or by writing us at the following address:

Inuvo, Inc.

500 President Clinton Boulevard

Suite 300

Little Rock, Arkansas 72201

Attention: Investor Relations

You may also access the documents incorporated by reference in this prospectus on the SEC’s website at www.sec.gov or through our website at www.inuvo.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus, the accompanying prospectus or the registration statement of which it forms a part.

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1,631,121Shares of Common Stock

Pre-Funded Warrants to Purchase up to 1,337,693 Shares of Common Stock

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PROSPECTUS SUPPLEMENT

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 Ladenburg Thalmann

June 30, 2026